Exhibit 4.2
AMENDMENT NO. 1 TO
WARRANT AGREEMENT
          THIS AMENDMENT NO. 1 TO WARRANT AGREEMENT (this “Amendment”) is made and entered into this 12th day of September, 2008, by and between Reinsurance Group of America, Incorporated (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor Warrant Agent (the “Warrant Agent”) to The Bank of New York, effective as of the Acceptance Time (as defined below).
          WHEREAS, the Company and The Bank of New York are parties to that certain Warrant Agreement, dated as of December 18, 2001 (the “Warrant Agreement”);
          WHEREAS, the Warrant Agent has been appointed as the successor warrant agent under the Warrant Agreement;
          WHEREAS, pursuant to that certain Recapitalization and Distribution Agreement, dated June 1, 2008, by and between the Company and MetLife, Inc. (the “Recapitalization Agreement”), the Company has agreed to engage in a series of transactions pursuant to which, among other things, the Company’s common stock, $0.01 par value, will be reclassified as Class A common stock, $0.01 par value, of the Company, effective as of the Acceptance Time (as defined in the Recapitalization Agreement);
          WHEREAS, the Company has provided notice to the Warrant Agent and the Holders of such reclassification of the Company’s common stock as Class A common stock as required under Section 4.05 of the Warrant Agreement;
          WHEREAS, Section 4.02(a)(i) of the Warrant Agreement provides that the Company shall execute with the Warrant Agent an amendment to the Warrant Agreement, pursuant to Section 9.01 of the Warrant Agreement, in connection with a reclassification of the Company’s common stock, and the Recapitalization (as defined in the Recapitalization Agreement) constitutes such a reclassification; and
          WHEREAS, in connection with the amendment of the Warrant Agreement, pursuant to Section 4.06 of the Warrant Agreement, the Company desires to adjust the Form of Warrant Certificate attached as Exhibit A to the Warrant Agreement in accordance with the terms and conditions of the Warrant Agreement, as hereby so amended.
          NOW, THEREFORE, the parties hereto agree as follows:
          1. Any terms not defined in this Amendment shall have the meaning set forth in the Warrant Agreement.
          2. The definition of “Common Stock” in Section 1.01 of the Warrant Agreement shall be deleted in its entirety and replaced with the following text:

“Common Stock” means the class A common stock, par value $0.01 per share, of the Company, or any shares into which such class A common stock may be reclassified from time to time pursuant to Section C(viii) of Article Three of the Company’s Amended and Restated Articles of Incorporation approved at the RGA special meeting of shareholders held on September 5, 2008, as the same meeting may be adjourned or postponed.
          3. A new Section 4.02(b) shall be added to the Warrant Agreement, and contains the following text:
(b) Notwithstanding any provision of Section 4.02(a), no amendment to the Agreement will be necessary upon a subsequent reclassification of the class A common stock, par value $0.01 per share, of the Company pursuant to Section C(viii) of Article Three of the Company’s Amended and Restated Articles of Incorporation approved at the RGA special meeting of shareholders held on September 5, 2008, as the same meeting may have been adjourned or postponed.
          4. Section 5.01(a)(vi) of the Warrant Agreement shall be deleted in its entirety and replaced with the following text:
(vi) In the event of a Failed Remarketing: (1) the Warrants will still be redeemed for cash, Common Stock or a combination thereof (as applicable) in an amount equal to the Warrant Redemption Amount on the Redemption Date and (2) Holders of Warrants who have elected to exercise their Warrants (which final date for election will occur after the Remarketing Date) will be obligated to tender the applicable Exercise Price in cash.
          5. Section 9.02(a) of the Warrant Agreement shall be deleted in its entirety and replaced with the following text:
(a) Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois, 60602, Telecopier No.: 312-827-8542, Attention: Corporate Trust Administration;
          6. The Form of Warrant Certificate, which is attached to the Warrant Agreement as Exhibit A, shall be deleted in its entirety and replaced with the Form of Warrant Certificate attached hereto as Exhibit A (the “New Form of Warrant”).
          7. The recitals contained herein shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for their accuracy. The Warrant Agent makes no representations as to the validity or sufficiency of this First Supplement or the Form of Warrant Certificate.
          8. Except as expressly set forth in this Amendment, the terms and provisions of the Warrant Agreement shall be unchanged by this Amendment and the Warrant Agreement shall otherwise remain in full force and effect.
          9. This Amendment may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.
          10. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

REINSURANCE GROUP OF AMERICA, INCORPORATED
By:	/s/ William L. Hutton
	Name:	William L. Hutton
	Title:	Senior Vice President and Associate General Counsel

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor Warrant Agent to The Bank of New York
By:	/s/ M. Callahan
	Name:	M. Callahan
	Title:	Vice President

Exhibit A
FORM OF WARRANT CERTIFICATE
THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY (“DTC”). THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS GIVEN TO IT IN THE WARRANT AGREEMENT REFERRED TO HEREIN.
WARRANTS TO PURCHASE COMMON STOCK OF
REINSURANCE GROUP OF AMERICA, INCORPORATED

No.: CUSIP No.	Certificate for Warrants Number of Warrants given to it on Schedule A hereto
     THIS CERTIFIES THAT                                         ., or its registered assigns, is the registered holder of the number of Warrants given to it above (the “Warrants”) as increased or decreased as provided for in Schedule A hereto. Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Reinsurance Group of America, Incorporated, a Missouri corporation

(the “Company”),                                          shares, subject to certain adjustments as set forth in the Warrant Agreement, of Common Stock at the Exercise Price. This Warrant Certificate shall terminate and become void, and the related Warrants shall expire, as of 5:00 p.m., New York City time, on                                          (the “Expiration Date”), as such expiration date may be extended pursuant to Section 3.01 of the Warrant Agreement or the date the Warrants are redeemed by the Company pursuant to the terms of the Warrant Agreement, as described below or upon the earlier exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as given to it in the Warrant Agreement.
     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of December 18, 2001, as amended by Amendment No. 1, dated as of September  , 2008, and as the same may be amended from time to time (the “Warrant Agreement”), between the Company and The Bank of New York, as warrant agent (the “Warrant Agent,” which term includes The Bank of New York Mellon Trust Company, N.A., as successor Warrant Agent, and any other successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings given to it in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at its address for notices specified in the Warrant Agreement.
     Subject to redemption as described below, the Holder of this Warrant Certificate shall have the right, prior to the Expiration Date, at such Holder’s option, to exercise the related Warrant and purchase the Exercise Amount (subject to certain adjustments given to it in the Warrant Agreement) of Common Stock at the Exercise Price, provided that the Exercise Conditions are met as of such date. If the Warrant evidenced by this Warrant Certificate is not exercised at or before 5:00 p.m., New York City time, on its Expiration Date, such Warrant shall become void, and all rights of the Holder of this Warrant Certificate hereunder and under the Warrant Agreement shall cease. The Warrant or Warrants evidenced by this Warrant Certificate may be exercised by giving notice to the Warrant Agent no later than 5:00 p.m., New York City time, on the Business Day preceding the proposed date of exercise of such Warrants, separating the Warrant from the Unit, if part of such Unit, and completing the form of election to purchase given to it on the reverse hereof and otherwise complying with the Applicable Procedures, and delivering the same, together with this Warrant Certificate (if this Warrant Certificate shall then be held in definitive form), to the Warrant Agent no later than 5:00 p.m., New York City time, on the date of such exercise, together with a Cash Payment (unless, in accordance with the Warrant Agreement, a Remarketing Payment is to be made). In no event may a Holder satisfy its obligation to pay the Exercise Price by tendering Preferred Securities.
     On the date of exercise of the Warrant or Warrants evidenced by this Warrant Certificate, the Company shall issue, and the Warrant Agent shall deliver, to or upon the order of the Holder hereof, the Exercise Amount of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder. The date on which this Warrant

Certificate and payment are received by the Warrant Agent shall be deemed to be the date on which the related Warrant is exercised and the related Common Stock is issued.
     Notwithstanding anything to the contrary in this Warrant Certificate or in the Warrant Agreement, (i) no fractional shares of Common Stock shall be issued by the Company upon the exercise of any Warrant, (ii) if more than one Warrant shall be exercised at the same time by the same Holder, the number of shares of Warrant Shares issuable in connection with such exercise shall be computed on the basis of the aggregate Exercise Amount of the Warrants so exercised, and (iii) on the date a Holder exercises such Holder’s Warrant, the Company shall pay such Holder an amount in cash equal to the then-current Market Price (multiplied by the related fraction) of Common Stock for such fractional shares, computed to the nearest whole cent.
     If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.
     The “Exercise Conditions” require that, with respect to any Warrant on any date on which such Warrant is or is proposed to be exercised by the Holder thereof:
          (a) the Company shall have a registration statement in effect under the Securities Act covering the issuance and sale of the related Exercise Amount of Common Stock upon exercise of such Warrant or the issuance and sale (and resale) of the related Exercise Amount of Common Stock upon exercise of such Warrant is exempt from the registration requirements of the Securities Act;
          (b) such shares of Common Stock have been registered, qualified or are deemed to be exempt under applicable state securities laws; and
          (c) to the extent required by applicable law, a then current prospectus relating to the Common Stock shall be delivered to such exercising Holder.
     As provided in the Warrant Agreement, the number of shares of Warrant Shares issuable upon the exercise of the Warrants is subject to an anti-dilution adjustment upon the happening of certain events. The Warrant Agreement also provides for certain adjustments and/or distributions in the event of certain events relating to a merger or combination of the Company, and similar events.
     Subject to satisfaction of the Redemption Conditions, the Company may elect to cause a Redemption of the Warrants, and a contemporaneous remarketing of the Preferred Securities, for cash or in its Common Stock or a combination thereof, in an amount equal to the Warrant Redemption Amount, in accordance with the Warrant Agreement, the Trust Agreement and the Unit Agreement.
     A Holder may elect to exercise a Warrant in lieu of Redemption, if (A) such Warrant is held as a component of a Unit, and such Holder has opted out of participating in the Remarketing, by notice given to the Warrant Agent and the Unit Agent; or (B) such Warrant is not held as a component of a Unit, by notice given to the Warrant Agent, in each case prior to 5:00 p.m., New York City time, on the Business Day prior to the related Redemption Date. In the absence of an election to exercise a Warrant in lieu of a Redemption, a Holder will be deemed to have elected to have its Warrants redeemed on the Redemption Date.

     If a Holder elects to exercise a Warrant pursuant to the preceding paragraph, then such Holder must tender the Exercise Price for such Warrant as a Cash Payment, and must follow certain procedures given to it in the Warrant Agreement; provided, however, that if (i) such Warrant is, on the Remarketing Date, held pursuant to the Unit Agreement, (ii) such Holder has not opted out of participating in the Remarketing, and (iii) a Successful Remarketing shall have occurred, then the Exercise Price of such Warrant will be paid by a Remarketing Payment, and the Property Trustee will, in connection with such Remarketing Payment, apply the proceeds of the Remarketing of the related Preferred Security in accordance with the terms of the Remarketing Agreement and the Unit Agreement.
     Any Warrant so redeemed or exercised will, upon such redemption or exercise, cease to be outstanding.
     If a Redemption cannot occur because of an inability, following the Company’s best efforts, to satisfy the Redemption Conditions, the Company will promptly notify the Warrant Agent and each Holder (at its address specified in the Warrant Register) thereof. Such event will not constitute a default under the Warrant Agreement so long as the Company is using its best efforts to satisfy the Redemption Conditions and to otherwise comply with the provisions thereof; and the Company may, under such circumstances, subsequently seek to remarket the Preferred Securities and contemporaneously redeem the Warrants.
     The Warrants are subject to redemption, at the Holder’s option, upon a Change of Control as set forth in the Warrant Agreement.
     The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Common Stock.
     This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants, in accordance with the Warrant Agreement.
     All Warrant Shares, upon issuance, shall be duly and validly issued and fully paid and non-assessable.
     The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of this Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.
     Neither this Warrant Certificate, nor the Warrant evidenced hereby, entitles the Holder hereof to any of the rights of a shareholder of the Company.
[Signature page follows.]

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned and authenticated by the Warrant Agent.

REINSURANCE GROUP OF AMERICA, INCORPORATED
By:
Name:
Title:

DATED:
Authenticated and Countersigned:

THE BANK OF NEW YORK TRUST
COMPANY, N.A, as successor Warrant Agent
to The Bank of New York

By

Authorized Signatory

REVERSE OF WARRANT CERTIFICATE
FORM OF ELECTION TO EXERCISE WARRANT TO PURCHASE COMMON
STOCK
(to be executed only upon exercise of Warrants)
REINSURANCE GROUP OF AMERICA, INCORPORATED
     The undersigned hereby irrevocably elects to exercise ___ Warrants at an Exercise Price of $                     per Warrant to acquire the Exercise Amount (as determined pursuant to the Warrant Agreement) per Warrant of Common Stock of Reinsurance Group of America, Incorporated on the terms and conditions specified within this Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein and directs that the shares of Common Stock deliverable upon such exercise be registered or placed in the name and at the address specified below and delivered thereto.
     The signature below must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.
Dated:                                         , ____

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

(Signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities Exchange Commission Rule 17Ad-5)
Common Stock to be issued to:
Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

SCHEDULE A
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANT CERTIFICATE
     This Global Certificate shall represent ___Warrants unless otherwise indicated below.
The following increases or decreases in this Global Warrant Certificate have been made:

Number of Warrants
	Amount of decrease	Amount of increase	evidenced by the
	in Number of	in Number of	Global Warrant
	Warrants evidenced	Warrants evidenced	Certificate following	Signature of
	by the Global	by the Global	such decrease or	authorized officer of
Date	Warrant Certificate	Warrant Certificate	increase	Agent